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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Advanced Accessory Systems, LLC and AAS Capital Corporation of our report dated March 15, 1998 relating to the financial statements of Advanced Accessory Systems, LLC, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the period from September 28, 1995 through December 31, 1995 and for the two years ended December 31, 1997 listed under Item 21(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP


Price Waterhouse LLP
Bloomfield Hills, Michigan

June 8, 1998